Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is made in the State of Arizona by and between Thomas C. LaVoy (“Executive”) and IsoRay, Inc. a Minnesota corporation (the “Company”).

RECITALS

WHEREAS, Executive and the Company have entered into that Employment Agreement dated January 13, 2016, between Executive and the Company (“Employment Agreement”);

WHEREAS, Executive has resigned from all positions with the Company and its subsidiaries, effective June 4, 2018 (the “Resignation Date”);

WHEREAS, the Board of Directors of the Company (the “Board”) has elected to treat Executive’s resignation as a termination without cause and provide Executive the severance payments and other benefits pursuant to Section 5(b)(i) of the Employment Agreement;

WHEREAS, Executive has been granted IsoRay stock options in the amount of 715,000 shares of which 178,750 have vested pursuant to the IsoRay, Inc. 2017 Equity Incentive Plan;

WHEREAS, the Board has also agreed to accelerate the vesting of 178,750 options originally scheduled to vest on June 27, 2018, with an exercise price of $.605;

WHEREAS, pursuant to Section 5(c) of the Employment Agreement, as a condition of receiving certain of the payments set forth in Section 5(b) of the Employment Agreement and as a condition of accelerating the vesting of certain options set forth below in Section 2, Executive is executing this Agreement; and

WHEREAS, Executive agrees, subject to the terms and conditions of this Agreement, to make the representations, warranties, and covenants contained herein in exchange for the Company making certain payments as described herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions contained in this Agreement, the parties agree and declare as follows:

1.     Severance Compensation.

a.     The Company paid Executive all accrued but unpaid wages through the Resignation Date based on Executive’s base salary on June 15, 2018.

b.     The Company will pay Executive $26,676.94 each month, less applicable taxes and withholdings as required by law, in 12 substantially equal payments, with the first monthly payment to be made within two weeks following the Effective Date of this Agreement, and the remaining payments shall be made on the fourth day of the next 11 months, with the final payment being made on June 4, 2019. The period during which payments are made under this Section 1.b. shall be the “Severance Period”.

c.     The Company paid Executive $20,486.42, less applicable taxes and withholdings, which represents all accrued but unpaid paid time off of 135.64 hours. Payment under this Section 1.c. was made with Executive’s final paycheck on June 15, 2018.

d.     The Company will pay Executive all approved, but unreimbursed, business expenses, provided that a request for reimbursement of business expenses is submitted in accordance with the Company’s policies and submitted within five (5) business days of the Resignation Date.

e.     The Company will pay Executive a bonus of $11,722.74, less applicable taxes and withholdings on or before March 15, 2019, so long as this Agreement becomes effective, pursuant to Section 5.d. of this Agreement.

f.     Executive may elect to continue his coverage under the Company’s group medical plan by making an election to do so in accordance with COBRA. If he makes a proper election to continue coverage under COBRA, the Company will pay the entire premium for such continued coverage under COBRA for the first 8 months of coverage. At the end of that period, the Executive will be responsible for the entire premium for such coverage and for those months during which the Executive is still receiving payments under this Section 1, the employee portion of those premiums will be deducted from the payments to be made to Executive pursuant to this Section 1.

g.     Executive acknowledges that it is not the Company’s usual policy to provide the consideration set forth in this Agreement, and that Executive would not necessarily be entitled to such consideration if Executive were not entering into this Agreement.

2.     Stock Options. The Company will accelerate the vesting of the 178,750 options originally scheduled to vest on June 27, 2018, with an exercise price of $.605, which will now vest on the Resignation Date. Subject to the terms of the IsoRay, Inc. 2017 Equity Incentive Plan pursuant to which the options were granted, Executive has the time set forth in each vested option to exercise the option before it expires. Any other options granted that were not vested as of June 4, 2018 (excluding the accelerated vested options referred to above), may not be exercised.

3.     Waiver, Release, and Discharge of Claims.

a.     Executive waives, releases, and discharges all of his existing rights to any relief of any kind (known and unknown) from the Company, its insurers, affiliates, divisions, directors, officers, shareholders, members, managers, employees, agents, successors, and assigns (all of whom are referred to herein collectively as the “Employer”), including without limitation all claims that arise out of or that relate to Executive’s employment or separation from employment with the Company, all claims that arise out of or that relate to any of the statements or actions of the Employer, all claims that arise under the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family & Medical Leave Act, the Fair Labor Standards Act, the National Labor Relations Act, the Arizona Fair Wages and Healthy Families Act, the Arizona Civil Rights Act, the Arizona wage payment laws, or the Arizona Employment Protection Act, claims under Washington state law such as the Washington Law Against Discrimination (WLAD), the Washington Family Leave Act, the Washington Family Care Act, the Washington Paid Sick Leave Law, the Washington Minimum Wage Act, other Washington employment laws found in RCW Title 49, and related Washington regulations, all claims for relief or other benefits under any other federal, state, or local statute, ordinance, regulation, rule of decision, or principle of common law, all claims that the Employer engaged in conduct prohibited on any basis under any federal, state, or local statute, ordinance, regulation, rule of decision, or principle of common law, and all claims for attorneys’ fees, liquidated damages, punitive damages, costs, and disbursements (all of which are referred to herein collectively as “Claims”).

b.     Executive acknowledges that Executive may later discover Claims, facts, or causes of action presently unknown, unsuspected, or different from those that Executive now suspects or believes to be true. Executive expressly waives and assumes the risk that the facts or law may be other than Executive believes them to be. Executive acknowledges and agrees that this Agreement is a general release of all Claims, known and unknown, regardless of the discovery or existence of any additional or different facts or Claims at any time after Executive signs this Agreement.

c.     Executive will not file or be a party to any lawsuit against the Employer that seeks to recover under or that arises out of any Claim. If Executive breaches this covenant, he will immediately repay the full consideration that he is receiving in exchange for this Agreement, regardless of the outcome of the lawsuit. Executive is not, however, waiving the right to file a charge with the EEOC or any similar state agency.

4.     Federal Age Discrimination Claims. Executive understands and agrees that a waiver of claims under the Age Discrimination in Employment Act, as amended (29 U.S.C. § 621, et seq.) (the “ADEA”) is not effective unless it is “knowing and voluntary,” and that the ADEA imposes certain minimum requirements for a waiver to be knowing and voluntary. Executive acknowledges and agrees that Executive is knowingly and voluntarily giving up any rights or claims for relief Executive may have under the ADEA regarding the Company’s conduct or the conduct of any Employer. However, Executive acknowledges and agrees that Executive is not giving up the right to challenge the validity of this Agreement under the ADEA.

5.     Time To Consider and Cancel This Agreement; Effective Date.

a.     Executive has twenty-one (21) days from the receipt of this Agreement to decide whether to sign it and is advised to consult with an attorney before doing so. Executive is not to sign this Agreement unless Executive understands its provisions and is doing so voluntarily.

b.     This Agreement shall be signed no earlier than the calendar day following the Resignation Date, but no later than twenty-one (21) calendar days following Executive’s receipt of this Agreement. Further, this Agreement must be delivered to and actually received by the Company at the following address no later than seven (7) calendar days after Executive signs it:

Jodi Bohr, Esq.
Gallagher & Kennedy, PA
2575 E Camelback Road, Suite 1100
Phoenix, Arizona 85016

c.     After Executive has signed this Agreement, Executive has seven days to change his mind and notify the Company in writing that Executive has canceled this Agreement. If Executive so cancels this Agreement, this Agreement will be null and void, and will have no force or effect. Written notice of a cancellation of this Agreement must either be postmarked addressed to the following address, or actually be received by the Company at the following address and within the time frame described above in order to be effective:

Jodi Bohr, Esq.
Gallagher & Kennedy, PA
2575 E Camelback Road, Suite 1100
Phoenix, Arizona 85016

d.     If Executive (1) signs and delivers this Agreement within the timeframes and in accordance with the provisions of Section 5.b.; and (2) does not cancel or revoke the Agreement within the time frame and in accordance with the provisions of Section 5.c., this Agreement shall become effective on the eighth day after Executive signed it (“Effective Date”).

e.     Executive understands that if he revokes this Agreement, it shall not be effective or enforceable and Executive will not receive the severance compensation outlined in Section 1 above or the acceleration of the vesting of an additional 178,750 options referred to above.

6.     Post-Employment Obligations.

a.     Executive represents that, during Executive’s employment with the Company, Executive has not breached any confidentiality agreement to which Executive is a party. Executive further represents and warrants that Executive will continue to abide by the terms of any confidentiality agreement applicable to Executive after the Resignation Date.

b.     Executive agrees to return to the Company all originals and copies of the Company’s property, documents, and information in Executive’s possession, regardless of the form on which such information has been maintained or stored, including without limitation, computer drives, disks, tapes or other forms of electronic storage, Company credit cards (including telephone credit cards), tools, equipment, keys, identification, software, computer access codes, disks and instructional manuals, and all other property prepared by, or for, or belonging to the Company. Executive further agrees that he will not retain any documents or other property belonging to Company.

c.     By signing this Agreement, Executive affirms that Executive either (1) has no Company property remaining in his possession or control or, (2) if Executive does have any such property in his possession or control, Executive has provided the Company a list of such property, the reason why Executive has been unable to return it to the Company, and the date by which Executive intends to return such property to the Company.

d.     Executive acknowledges that he is subject to and will abide by the post-employment restrictions as set forth in Sections 6 through 9 of the Employment Agreement (incorporated herein by reference).

e.     Executive must comply fully with this Section 6 and Sections 6-9 of the Employment Agreement before the Company is obligated to perform under Sections 1 and 2 of this Agreement.

f.     Executive agrees that following the termination of his employment by the Company, he shall not access or attempt to access, directly or indirectly, in any manner whatsoever, the Company’s electronic equipment, network or files, including without limitation the Company’s e-mail and voicemail systems, the Company’s electronic document storage and retrieval systems, and the Company’s computer network servers and related equipment.

g.     Executive shall cooperate with the Company in effecting a smooth transition, and shall timely provide such information as the Company may reasonably request regarding operations and information within Executive’s knowledge while Executive was employed by the Company.

h.     If the Company, in its sole discretion, determines that Executive has violated or has not satisfied any obligation imposed upon him under this Agreement, the Company, in addition to any other rights or remedies which it may possess, and without prejudice thereto, may terminate its obligation to provide the benefits set forth in Section 1, above, by submitting written notice to Executive of such termination. In such an event, and upon written demand from the Company therefor, Executive also will immediately remit to the Company the value of the benefits that the Company provided to him under Section 1, above, prior to such determination.

7.     Equitable Relief. The parties acknowledge that Executive has agreed to undertake certain post-employment obligations. The parties acknowledge that the damage from the breach of such obligations cannot be estimated with any certainty, and that the Company cannot be fairly or adequately compensated by damages for such a breach. Therefore, Executive agrees that in the event he breaches any of the provisions of this Agreement, the Company, in addition to any other rights or remedies which it may possess, and without prejudice thereto, will be entitled to immediate injunctive or other equitable relief to restrain and/or enjoin Executive from violating any provisions of this Agreement.

8.     Legal Representation. Executive acknowledges that he has been advised to consult with his own attorneys prior to executing this Agreement, and that he has had a full opportunity and a reasonable time to do so before deciding whether to sign it.

9.     Statements by Employer. Executive acknowledges that in deciding whether to sign this Agreement, he has not relied upon any statements, representations, or promises made by the Employer, other than the statements made in this Agreement.

10.     Authority. Executive represents and warrants that he has the authority to enter into this Agreement, that he has not assigned any Claims to any person or entity, and that he has not filed for personal bankruptcy between the accrual of any Claims and his execution of this Agreement.

11.     Invalidity. In the event that a court or arbitrator of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or unenforceable in any respect, such a determination will not affect the validity, legality, or enforceability of the remaining provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and enforceable.

12.     No Rule of Strict Construction. Both parties have approved the language of this Agreement, and no rule of strict construction will be applied against either party.

13.     Entire Agreement. The parties intend for this Agreement and those agreements incorporated herein by reference to define the full extent of their legally enforceable undertakings. The parties do not intend that any representations or statements made in any prior conversations, discussions, negotiations, correspondence, or writings between them be legally enforceable, and this Agreement supersedes all other agreements (unless expressly incorporated herein by reference) and understandings between them relating to the subject matter of this Agreement. The parties will execute and deliver to each other any and all such further documents and instruments, and shall perform any and all such other acts, as reasonably may be necessary or proper to carry out or effect the purposes of this Agreement.

14.     Modification or Waiver of Agreement. No modification or waiver of this Agreement will be valid unless the modification or waiver is in writing and signed by both of the parties. The failure of either party at any time to insist upon the strict performance of any provision of this Agreement will not be construed as a waiver of the right to insist upon the strict performance of the same provision at any future time.

15.     Headings. The descriptive headings of the paragraphs and subparagraphs of this Agreement are intended for convenience only, and do not constitute parts of this Agreement.

16.     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

17.     Governing Law. This Agreement will be construed in accord with, and any dispute or controversy arising from any breach or asserted breach of this Agreement will be governed by, the laws of the State of Arizona. In the event of any lawsuit or other proceedings arising from or relating to this Agreement, the successful Party shall be entitled to recover its costs and reasonable attorneys’ fees.

Acknowledgements and Certifications

a)     The parties are signing this Agreement knowingly and voluntarily;

b)     Executive has the right to consider the terms of this Agreement for twenty-one (21) days from June 8, 2018 (the “Review Period”); however, Executive does not have to take all 21 days to consider it, and if Executive takes fewer than 21 days to review this Agreement, he expressly waives any and all rights to consider this Agreement for the balance of the Review Period; and

c)     Executive and the Company agree that any changes that have been made to this Agreement from the version originally presented to Executive (if any) do not extend the Review Period that Executive has been given to consider this Agreement, whether those changes are deemed material or non-material.

[Signature Page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated at their respective signatures below.

DATED:               June 25, 2018.

/s/ Thomas C. LaVoy

DATED:              June 25, 2018.

IsoRay, Inc.

By: /s/ Lori A. Woods

Name: Lori A. Woods

Title: Interim CEO